UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 - Entry into a Material Definitive Agreement.

On September 23, 2020, AMMO, Inc. (the “Company”) and Enlight Group II, LLC (“Enlight”), a wholly owned subsidiary of the Company” (together, “Borrower”), entered into a promissory note (the “Note”) with Forest Street, LLC (“Lender”), an Arizona limited liability company wholly owned by our current Chief Executive Officer, Fred Wagenhals, for the principal sum of Three Million Five Hundred Thousand & 00/100 Dollars ($3,500,000.00) (“Principal”), which accrues interest at 12% per annum (“Interest”). The Note has a maturity date of September 23, 2022 (“Maturity Date”).

Pursuant to the terms of the Note, the Borrower shall pay Lender; (i) on a monthly basis, beginning October 23, 2020, all accrued interest (only), (ii) on a quarterly basis, a monitoring fee of 1% of the Principal amount and then accrued interest; and (iii) on the Maturity Date, the remaining outstanding principal balance of the Loan, together with all unpaid accrued interest thereon.

The representations, warranties and covenants contained in Note were made only for purposes of the Note and as of the Note’s specific date and were solely for the benefit of the parties to the Note. Such representations, warranties and covenants are not intended to provide any financial information about the Company or its subsidiaries and affiliates.

The Note is an unsecured obligation of the Company and is not convertible into equity securities of the Company. However, Borrower has agreed that it shall provide commercially reasonable collateral promptly upon the payment of that certain JSC Promissory Note and JSC’s contemporaneous release of security supporting that financial accommodation. The Note contain terms and events of default customary for similar transactions. The Company is using the net proceeds from the transaction for general business and working capital purposes.

The foregoing summary of the of terms and conditions of the Note do not purport to be complete and is qualified in its entirety by the full text of the Note, which is filed as an exhibit 4.1 to this Form 8-K.

As the transactions contemplated by the Note are related party transactions, the independent members of the Company’s Board of Directors reviewed and unanimously approved these transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Promissory Note with Forest Street LLC, an Arizona limited liability company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: September 29, 2020	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer